UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Act of 1934

July 21, 2015
(Date of Report)

July 17, 2015
(Date of Earliest Reported Event)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

353 E. Six Forks Road, Suite 270, Raleigh, North Carolina 27609
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 17, 2015, AmericaTowne, Inc. (the "Company") entered into a Memorandum of Understanding (the "MOU") with the Manhattan Institute of Management, a private higher learning institution, doing business at 110 William Street, 3rd Floor in New York, New York 10038, and entered into the Manhattan Institute of Management Agency Agreement (the "MIM Agency Agreement") on the same date. Manhattan Institute of Management is defined herein as "MIM".

The purpose of the MOU is to define the areas for fundamental, educational and business opportunities in which the parties desire to work together in exporting United States-based educational systems. The purpose of the MIM Agency Agreement is to facilitate the commercializing of MIM's educational programs and offerings in China and elsewhere. The MOU and MIM Agency Agreement are a part of the Company's ongoing pursuit of opportunities to export "Made in the USA" goods and services that are traditionally not thought of as an export commodity to, amongst other countries, China.

Exhibit	Description

(d) Exhibits

Exhibit	Description

10.1	Memorandum of Understanding Agreement dated July 17, 2015
10.2	Manhattan Institute of Management Agency Agreement dated July 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC. By:/s/Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: July 21, 2015